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                                                                    EXHIBIT 10.2

                          VINEYARD NATIONAL BANCORP AND
                                  VINEYARD BANK

                      DIRECTOR'S DEFERRED COMPENSATION PLAN

This Non-Qualified Deferred Compensation Plan is adopted by Vineyard National Bancorp and Vineyard Bank; a California financial institution headquartered in Rancho Cucamonga, California, for the benefit of its Board of Directors.

DEFINITIONS

"Plan":               The Vineyard Bank Director's Deferred Compensation Plan.

"Participant":        An outside member of the Board of Directors of the Bank
                      who chooses to enter into the plan.

"Bank":               Vineyard National Bancorp and Vineyard Bank

"Compensation":       All items of compensation required to be reflected on a
                      1099 issued by Vineyard Bank on behalf of any Board member.

"Beneficiary":        The individual, trust or other entity last selected by a
                      participant to receive any payments due from the corpus of the deferred compensation plan account, in the event of the participant's premature death.

"Effective Date":     January 1, 2001.

"Committee":          The Committee described in Section 4, to administer this
                      Plan on behalf of the Bank.

"Joinder Agreement":  An agreement in substantially the form annexed hereto as Exhibit A, by which a Director signifies his or her willingness to become a Participant.

"Plan Year":          The twelve (12) month period commencing each January 1
                      and ending each December 31.

"Service":            A Director's term of membership on the Board.

"Trustee":            Joel Ravitz and Frank Alvarez

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RECITALS

         A. This Plan has been adopted by the Bank's Board of Directors in order to provide retirement benefits for participating Board members.

         B. This Plan calls for the Participant's voluntary contributions and, in order to encourage such contribution, the Bank will credit any contributions into the Plan with an interest rate of no less than the National Prime Rate in effect on the first business day of each calendar year plus two percent.

         C. Nothing contained in this Agreement and no action taken, pursuant to the provisions of this Agreement shall create or be construed to create a qualified trust of any kind, or a fiduciary relationship between the Bank and the Participant, his designated beneficiary or any other person. Any funds which may be invested under the provisions of this Agreement shall continue for all purposes to be a part of the general funds of the Bank and no person other than the Bank shall by virtue of the provisions of this Agreement have any interest in such funds. The extent that any person acquired a right to receive payments from the Bank under this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Bank.

THE PLAN

1. Contributions - All contributions by, or with respect to, a Participant shall be held by the Bank as a bank asset.

         (a)      Participant's Contributions

                  (1) Each Participant shall, on execution of his or her Joinder Agreement, shall select to contribute a minimum of $500 monthly to a maximum of $2,000 monthly.

                  (2) Contributions shall be by deferral of Board of Director fees.

                  (3) Contribution amounts can only be changed during the semi-annual open enrollment occurring in December and June of each year.

         (b)      Bank Contributions

                  (1) The Bank is under no obligation to make matching contributions to the Plan.

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                  (2)      The Bank does intend to credit the contributions of
                           the Participants with an interest rate represented by the then National Prime Rate plus 2.0% which will be established on the 1st business day of each year and remain fixed for the ensuing twelve months. The crediting rate will be recalculated each year.

2. The Plan Account Balance

         (a) All plan assets shall be held by the Bank. The Bank will send statements out to the Participants on a quarterly basis indicating their contributions; interest credited and account balance.

         (b) Participants are always fully vested for any contributions they make into the Plan.

3. Benefits

         (a) Events - Benefits shall be paid to the Participant or, in the event of his or her death, to his or her beneficiary, on the first to occur of:

                  (1)      The Participant's death;

                  (2) The first day of the calendar month following a Participant's resignation or retirement from the Board of Directors of Vineyard Bank. At the discretion of the Participant, this distribution may be delayed until age 65;

                  (3) The first day of the calendar month following inception of the Participant's six months of continuous disability.

                  (4) As otherwise provided and elected by a Participant in his or her Deferral Agreement. The deferral agreement will be completed annually in the month of December for the year thereafter.

                           The Committee shall certify to the Trustees in writing the occurrence of any of the foregoing events.

         (b)      Manner of paying benefits.

                  (1) If the Participant's death has occurred, the beneficiary shall have a choice of collecting the balance of the Participant's account in a lump sum payment, or they can continue to receive the monthly payments that were being paid to the Participant prior to their death.

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                  (2)      The Participant may elect to make a lump sum
                           distribution upon retirement or resignation from the Board, or they may choose an extended payment plan. If they choose the extended payment plan, their account will continue to be credited with interest in the same manner as described in Section 1(b)(2) above.

                  (3) During the extended payout period, the account balance remains an asset of the Bank.

                  (4)      The maximum distribution period is 15 years.

4. The Committee

         (a) Membership - The Committee shall consist of three members, which can include any outside Director other than those individuals appointed as trustees for this Plan and an executive officer of the Bank. A Committee member who is also an employee of the Bank shall receive no extra compensation for his or her services as a Committee member.

                  (1) Except as provided in paragraph (2), all actions by the Committee shall be by majority vote.

                  (2) The Committee by unanimous vote may delegate one or more of its duties by specific written reference to any other Committee member.

                  (3) Any Committee member may resign at any time by delivery of written resignation to any other Committee member.

         (b) Duties - The Committee is charged with general administration of this Plan, and specifically with the duties specified herein. In carrying out its duties, the Committee may adopt such forms and regulations and require such notices and information, consistent with this Plan, as it deems proper.

         (c) Liability - No Committee member shall be liable for his or her action or inaction, except for gross negligence or willful misconduct, and the Bank shall hold him or her harmless against any claims to the contrary.

5. The Trustee

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         (a)      Investments - The Trustee shall have no duty to make any
                  investments on behalf of this Plan, but only the duty to hold, as owner, the Plan assets.

         (b) Directions and Duties - The Trustee is entitled to accept any direction or certification, on its face made by the Committee, as genuine, without further inquiry as to its authenticity. The Trustee shall have no duties for administration of any part of the Plan not specifically stated herein.

         (c) Compensation - The Trustee shall be compensated by the Bank in such amounts and times, as they shall agree.

         (d)      Resignation - The Trustee may resign at any time on thirty
                  (30) days advanced written notice to the Committee, and the Bank's Board of Directors may discharge the Trustee on thirty
                  (30) days advanced written notice to the Trustee.

                  (1) The Bank's Board of Directors shall appoint a successor Trustee upon the Trustee's resignation or termination.

7. Amendment - This Plan may be amended by action of the Bank's Board of Directors in writing, at any time and from time to time provided:

         (a) No amendment shall serve to reduce a Participant's vested interest in his or her Plan Account Balance, or to limit a Participant's time for receiving benefits, without his or her written consent.

         (b) No amendment shall serve to increase the Trustee's duties or liabilities without its written consent.

         ADOPTED BY THE BANK pursuant to action by its Board of Directors, effective January 1, 2001.

         VINEYARD BANK

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